HAMLIN
                            CAPITAL MANAGEMENT, LLC

                        2013 CODE OF CONDUCT AND ETHICS

                                   V12182013


CHIEF EXECUTIVE OFFICER:  MARK STITZER

CHIEF OPERATING OFFICER:  DEBORAH FINEGAN

CHIEF COMPLIANCE OFFICER: MICHAEL TORREGIANO

CHAPTER      TITLE

I            CODE OF CONDUCT
II           CODE OF ETHICS
III          RESTRICTED AND WATCHLIST PROCEDURES
IV           PERSONAL SECURITY TRANSACTION POLICY
V            INSIDER TRADING
VI           SERVICING AS OFFICER, TRUSTEES AND/OR DIRECTOR OF OUTSIDE
              ORGANIZATIONS
VII          GIFTS
             APPENDICES

I. Code of Conduct

As officers, directors and Employees (taken together, "Employees") of Hamlin Capital Management, LLC ("Hamlin"), we are retained by our clients to manage parts of their financial affairs and to represent their interests in many matters. We are keenly aware that, as fiduciaries, we owe our clients our undivided loyalty -- our clients trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

     o We expect all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with the public, clients, prospects, their employer, and their fellow Employees.

     o We expect all Employees to adhere to the highest standards with respect to any potential conflicts of interest with client accounts -- simply stated, no Employee should ever enjoy an actual or apparent benefit over the account of any client.

     o We expect all persons associated with Hamlin to preserve the confidentiality of information that they may obtain in the course of our business and to use such information properly and not in any way adverse to our clients' interests, subject to the legality of such information.

     o We expect our Employees to conduct their personal financial affairs in a prudent manner, avoiding any action that could compromise in any way their ability to deal objectively with our clients.

     o Hamlin adheres to the standards and restrictions imposed by applicable laws, rules and regulations.

     o Hamlin obtains competitive advantage through superior performance rather than by using any unfair business practices.

     o Hamlin complies with all applicable laws and regulations regarding tax records and tax reporting and does not provide assistance to clients in acts aimed at breaching their fiscal obligations.

     o Hamlin is committed to building and sustaining relationships with clients built on trust.

     o Hamlin is committed to providing public information that is timely, accurate and comprehensible.

     o Hamlin provides equal employment and advancement opportunities for all individuals regardless of race/ethnicity, gender, national origin, age, disability, sexual orientation or religion.

     o Hamlin is committed to protecting the health and safety of employees in the workplace.

     o Hamlin does not tolerate violations of the code or other internal and external polices and rules and will take appropriate action to address violations.

You are encouraged to contact the Chief Compliance Officer ("CCO" or "Compliance Officer"), or in his/her absence, Hamlin's President ("President") if you believe that changes or additions to, or deletions from, the Code of Conduct and Ethics, Regulatory Compliance Manual and the Regulatory Compliance & Operations Procedures for Registered Investment Company ("the Manuals") may be appropriate. In addition, please do not hesitate to contact any of the individuals noted above if you feel as though any of Hamlin's disclosure documents, including its Form ADV, advisory contracts or offering materials are inaccurate, incomplete or out-of-date.

HAMLIN IS COMMITTED TO FOSTERING A CULTURE OF COMPLIANCE. HAMLIN THEREFORE URGES YOU TO CONTACT THE CCO IF YOU BELIEVE YOU HAVE ANY REASON TO DO SO. YOU WILL NOT BE PENALIZED AND YOUR STATUS AT HAMLIN WILL NOT BE JEOPARDIZED BY COMMUNICATING WITH THE CCO OR OTHER SENIOR MANAGERS. RETALIATION AGAINST ANY EMPLOYEE IS CAUSE FOR APPROPRIATE CORRECTIVE ACTION, UP TO AND INCLUDING DISMISSAL.

Employees are required to complete the Annual Compliance Questionnaire in APPENDIX A, initially upon the commencement of your employment and annually thereafter, to acknowledge and certify that you have received, reviewed, understand and shall comply, or have complied with, the policies and procedures as set forth in the Manuals and to ascertain if there are any material conflicts of interest that Hamlin will be required to disclose and or monitor. Employees are also responsible for notifying the CCO if a response previously provided in the Annual Compliance Questionnaire becomes inaccurate. Also, in addition to the annual questionnaire, all employees are required to complete a Quarterly Compliance Questionnaire APPENDIX B.

All Hamlin Employees must be aware of and comply with the following undertakings:

     o be thoroughly familiar with the policies and procedures set forth in the Manuals;

     o upon the request of the CCO, provide Hamlin with an initial, quarterly and annual written certification that you have read and understand, and will comply with, the policies and procedures set forth in the Manuals and any other compliance materials distributed to you by the CCO;

     o notify the CCO promptly in the event you have any reason to believe that you may have failed to comply with (or become aware of another person's failure to comply with) the policies and procedures set forth in the Manuals;

     o notify the CCO promptly if you become aware of any practice that arguably involves Hamlin in a conflict of interest with the private and mutual funds managed by Hamlin (the "Funds")(or one or more Investors therein) and you are not sure whether the practice has been fully and accurately disclosed to the Funds (or their Investors) and/or whether the Funds or Investors in the Funds have consented to the practice;

     o cooperate to the fullest extent reasonably requested by the CCO so as to enable: (i) the CCO to discharge his/her respective duties under the Manuals and (ii) Hamlin to comply with the securities laws to which it is subject; and

     o notify the CCO promptly if you become aware of any part of any disclosure document, including Form ADV and offering documents related to the Funds, which you believe may be, inaccurate, incomplete or out of date in any respect.

Violations of the Manuals may warrant sanctions as appropriate, up to and including suspension or dismissal, at the discretion of management. In any situation where you are unsure about the application of this code or any of the Firms policies, you are encouraged to discuss the situation confidentially with your supervisor or any officer.

The term "client," which is referred to throughout the Manuals, generally refers to Hamlin's separately managed accounts, sub-advised accounts and the Funds. The Manuals and the policies and procedures outlined by them supersede all manuals, policy statements and procedures and other communications on the subjects discussed herein.

Hamlin may amend the Manuals and/or adopt interpretations of the policies and procedures contained in the Manuals as it deems appropriate with the approval of the CCO. All material amendments to, and new interpretations of, the Manuals shall be conveyed to Employees and require their acknowledgement of receipt and understanding of the amendments/interpretations.

II. CODE OF ETHICS

Rule 206(4)-7 requires advisers to develop an internal compliance program and to maintain a written set of policies and procedures designed to prevent violations of the Advisers Act. The policies and procedures must be reviewed no less frequently than annually to determine their overall adequacy and effectiveness. Please see the Regulatory Compliance Manual Chapter and the Regulatory Compliance & Operations Procedures for additional information.

GENERAL

The Code of Conduct and Ethics is predicated on the principle that Hamlin owes a fiduciary duty to its clients.
Accordingly, Hamlin's Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, Hamlin must:

     o PLACE CLIENT INTERESTS AHEAD OF HAMLIN'S -- As a fiduciary, Hamlin must serve in its clients' best interests. In other words, Hamlin Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

     o ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH HAMLIN'S CODE OF CONDUCT AND ETHICS -- Employees must review and abide by Hamlin's Personal Securities Transaction and Insider Trading Policies.

     o AVOID TAKING ADVANTAGE OF YOUR POSITION -- Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Hamlin, or on behalf of an advisory client.

     o MAINTAIN FULL COMPLIANCE WITH THE FEDERAL SECURITIES LAWS(1)-- Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to Hamlin's Code of Conduct and Ethics should be directed to the CCO and/or the President. As discussed in greater detail below, Employees must promptly report any violations of the Code of Conduct and Ethics to the CCO. All reported Code of Conduct and Ethics violations will be treated as being made on an anonymous basis.

RISKS

In developing this policy and procedures, Hamlin considered the material risks associated with administering the Code of Conduct and Ethics. Please see the following list of risks associated with administering the Code of Conduct and
Ethics:

     o Access person engages in various personal trading practices that wrongly make use of non-public information resulting in harm to clients or unjust enrichment to access person. (These practices include trading ahead of clients and passing non-public information on to spouses and other persons over whose accounts the access person has control.)

     o Access persons are able to cherry pick clients' trades and systematically move profitable trades to a personal account and let less profitable trades remain in clients' accounts.

     o One or more Employees engage in an excessive volume of personal trading that detracts from their ability to perform services for clients.

     o Employees take advantage of their position by accepting excessive gifts or other gratuities (including access to IPO investments) from individuals seeking to do business with Hamlin.

     o The personal trading of Employees does not comply with certain provisions under rule 204A-1 of the Adviser Act.

     o    Access persons are not aware of what constitutes insider information.

     o Employees serve as trustees and/or directors of outside organizations. (This could present a conflict in a number of ways, for example, if Hamlin wants to recommend the issuer for investment or if the issuer is one of Hamlin's service providers.)

     o Employees use firm property, including research, supplies, and equipment, for personal benefit.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees of Hamlin, and consultants closely associated with the Company, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that Hamlin expects from its Employees and consultants:

     o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, employers, Employees, colleagues in the investment profession, and other participants in the global capital markets;

----------
(1) "FEDERAL SECURITIES LAWS" MEANS THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934, THE SARBANES-OXLEY ACT OF 2002, THE INVESTMENT COMPANY ACT OF 1940, THE INVESTMENT ADVISERS ACT OF 1940, TITLE V OF THE GRAMM-LEACH-BLILEY ACT, ANY RULES ADOPTED BY THE COMMISSION UNDER ANY OF THESE STATUTES, THE BANK SECRECY ACT AS IT APPLIES TO FUNDS AND INVESTMENT ADVISERS, AND ANY RULES ADOPTED THEREUNDER BY THE COMMISSION OR THE DEPARTMENT OF THE TREASURY.

     o Place the integrity of the investment profession, the interests of clients, and the interests of Hamlin above one's own personal interests;

     o Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     o To the extent practicable, avoid any actual or potential conflicts of interest;

     o Conduct all personal securities transactions in a manner consistent with this policy;

     o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     o Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

     o Promote the integrity of, and uphold the rules governing, capital markets;

     o Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals; and

     o    Comply with applicable provisions of the federal securities laws.

III. RESTRICTED AND WATCHLIST PROCEDURES

THE WATCH LIST

The Watch List is a confidential list of securities Hamlin has received or may expect to receive inside information. The Watch List is used to monitor security transactions of Hamlin clients and Hamlin Employees.

PLACEMENT OF SECURITIES ON AND OFF THE WATCH LIST

A security will normally be placed on the Watch List when Hamlin has received or expects to receive MNPI concerning that security in the course of the Firm's involvement in an advisory engagement or transaction that has not been publicly announced or when the Firm otherwise determines that there is a need to monitor sales or trading activities in such security.

Because a decision to place a security on the Watch List involves questions of judgment, Senior Management(2) will be consulted before adding a security to the Watch List. Hamlin's external compliance consultant or counsel may also be consulted prior to an addition to the Watch List.

Securities will normally be removed from the Watch List when they are:

     o    Moved to the Restricted List.

     o    The transaction on which the Firm is working becomes publicly known.

     o Determined by a Senior Management that it is no longer necessary to monitor sales and trading activities with respect to such client/securities.

The placement of a security on the Watch List will not normally affect trading activities. In appropriate circumstances, however, Senior Management may intervene to break trades, limit trading activity, or impose other restrictions on the activities of the Firm or its employees in connection with Watch List securities.

THE RESTRICTED LIST

In order to comply with securities laws and to avoid the appearance of impropriety, the Firm maintains the Restricted List. The placement of a security on the Restricted List generally restricts all trading in the security unless an exception is

----------
(2) Senior Management (CEO, CIO, COO, CCO) granted by Senior Management. This means that absent such an exception being granted, the following activities in Restricted List securities are prohibited:

     o    Advisory accountso Error accounts

     o    Trading in employee(3) accounts

     o "Good-till-canceled" orders and limit orders for a security that is subsequently placed on the Restricted List should be canceled.

Restricted List prohibitions generally apply to all securities related to a Restricted List security (warrants, options, etc.).

A security may be placed on the Restricted List for a number of reasons. No inferences should be drawn concerning a client or its securities due to its inclusion on the Restricted List. A security may be placed on the List to:

     o    Avoid the possible appearance of misusing certain information;

     o The Firm is involved as a bondholder representative, issuer in connection with a tender offer;

     o    To meet other compliance or regulatory objectives; or

     o Hamlin Capital Advisors ("HCA") has placed a security on their Restricted List.

A security will generally be removed when:

     o Involvement in a transaction relating to the security has ended or the transaction has been concluded, and there is no further transfer of MNPI regarding that transaction to the Firm;

     o    Participation in the distribution has been completed;

     o    Firm's bid to participate in a distribution has been rejected; or

     o    HCA has removed the security from their Restricted List.

DISSEMINATING THE RESTRICTED LIST

When a security is added/removed from the Restricted List, the CCO must obtain permission from Senior Management.

After permission has been obtained, the following will take place:

     o If there is an update to the List, the CCO will disseminate to all Hamlin Employees the same day. Hamlin's CCO will also notify an HCA principal if an update is made.

     o Restricted and Watchlist Master file (X:Drive/Compliance/Restricted and Watchlist) will be updated to reflect any additions/removals.

     o Head Trader will restrict the security in Moxy in the event of an addition and will remove only when instructed by the CCO.

The contents of the Restricted List are to be kept confidential and are not to be disclosed to anyone outside the Firm(4).

TRADING IN SECURITIES ON THE RESTRICTED LIST

No order may be entered in a security on the Restricted List. Any exception for liquidations and/or closing transactions must have the prior approval of Senior Management in consultation with the CCO. Hamlin employees must seek pre-approval from a Senior Management and the CCO to liquidate such security in their own account. The employee must complete the Restricted List Questionnaire APPENDIX C prior to execution of the order.

RESTRICTED AND WATCHLIST SCENARIOS

----------
(3) The employee, their minor children, any relative of the employee that is living with the employee and any corporation, partnership, trust or other entity that is directly or indirectly controlled by any of the foregoing.

(4) HCM may discuss the Restricted List with outside counsel and ACA.

Please see the grid below for guidance as to when a security should be placed on the Restricted or Watchlist. Please note that this is not an all-inclusive list. Please consult with the CCO if you have any questions whether a security can be placed on a Restricted or Watch List.

------------------------------------------------------------------------------------------------------------------------------------
SUBJECT                                           EMPLOYEES        CLIENTS         COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Security on Restricted List (HCA or Hamlin)       RRESTRICTED      RESTRICTED      Cross trades will be permitted for clients
                                                                                   depending on why the security is restricted.
------------------------------------------------------------------------------------------------------------------------------------
Expectation of acquisition of MNPI                WATCHLIST        WATCHLIST
------------------------------------------------------------------------------------------------------------------------------------
Acquisition of Material Non Public                RESTRICTED       RESTRICTED      If it is determined by Senior Management that
 receipt                                                                           Hamlin is in of MNPI, Hamlin may deem it
Information ("MNPI")                                                               appropriate to put that issuer on
                                                                                   its Watch or Restricted Lists.
------------------------------------------------------------------------------------------------------------------------------------
Signed Limited or General Financial               RESTRICTED       RESTRICTED      If MNPI is received, security will be placed on
Advisory Engagement Agreement
------------------------------------------------------------------------------------------------------------------------------------
Development of Credit analysis                    WATCHLIST        WATCHLIST       If MNPI is received, security will be placed on
                                                                                   Restricted List.
------------------------------------------------------------------------------------------------------------------------------------
Delivery of Term Sheets to Underwriters           RESTRICTED       RESTRICTED
------------------------------------------------------------------------------------------------------------------------------------
Bond Offering (Primary Issuance)                  WATCHLIST        WATCHLIST
------------------------------------------------------------------------------------------------------------------------------------
Tender Offers                                     RESTRCITED       WATCHLIST       After a tender has been publicly announced,
                                                                                   Hamlin Employees will be permitted to purchase.
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy (Restructuring)                        WATCHLIST        WATCHLIST
------------------------------------------------------------------------------------------------------------------------------------
Bankruptcy (Restructuring) -- Agreement           RESTRICTED       RESTRICTED
Reached w/ Obligor
------------------------------------------------------------------------------------------------------------------------------------

CONFIDENTIALITY

Once a security is placed the Watch or Restricted List no Hamlin employee (except for personnel engaged in conversations with an issuer) can discuss the securities with anyone outside the Firm. All MNPI received by Hamlin from an issuer must be maintained within the Firm in manner that will protect its confidentiality and security and will only be accessible to employees only on a need to know basis.

VIOLATIONS

The CCO is responsible for ensuring that the procedures are properly implemented and executed. Any potential violations of these procedures or other problems detected in the above reviews must be immediately reported to and addressed by the CCO.

MONITORING

The CCO, on a periodic basis, will conduct targeted reviews of electronic communications of employees. This review ensures that communications between HCA and Hamlin are in compliance with communication guidelines. In addition to the CCO review, ACA performs a quarterly review of emails. On a quarterly basis, the CCO will review trades in securities on the Hamlin Restricted and Watch List.

RECORDKEEPING

The Restricted and Watch List will be maintained on the X Drive in the limited access Compliance folder. It will be password protected and may be only accessed by the CCO. Additionally, all emails pertaining to removal or addition to the Watchlist will be retained by the CCO.

IV. PERSONAL SECURITIES TRANSACTION POLICY

Employees may not purchase or sell any security in which the Employee has a beneficial ownership unless the transaction occurs in an exempted security or the Employee has complied with the Personal Security Transaction Policy set forth below.

REPORTABLE ACCOUNTS

Hamlin requires Employees to provide periodic reports (See REPORTING section below) regarding transactions and holdings in accounts holding any securities in which an Employee has beneficial ownership ("Reportable Accounts"). Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

     o Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father- in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included.

     o    Employees interest in any entity (corporation, LLC, LLP, etc.)

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

     o Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

     o    Ownership of a vested beneficial interest in a trust; and

     o An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

SOME COMMON EXAMPLES OF REPORTABLE ACCOUNTS INCLUDE BUT ARE NOT LIMITED TO BROKERAGE ACCOUNTS, 401(K) PLANS, IRAS, OR OTHER RETIREMENT PLANS.

REPORTABLE SECURITIES

Hamlin requires Employees to provide periodic reports (See REPORTING section below) regarding transactions and holdings in ANY SECURITY, as that term is defined in Section 202(a)(18) of the Advisers Act ("Reportable Security"), except that it does not include:

     o    Direct obligations of the Government of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

     o Shares issued by money market funds; Shares issued by open-end funds other than "reportable funds"(5) (reportable funds includes share of the Hamlin High Dividend Equity Fund); and

----------
(5) A "REPORTABLE FUND" MEANS (A) ANY FUND FOR WHICH HAMLIN SERVES AS THE INVESTMENT ADVISER AS DEFINED IN SECTION 2(A)(20) OF THE INVESTMENT COMPANY ACT OF 1940 (I.E., IN MOST CASES HAMLIN WOULD NEED TO BE APPROVED BY THE FUND'S BOARD OF DIRECTORS BEFORE YOU CAN SERVE); OR (B) ANY FUND WHOSE INVESTMENT ADVISER OR PRINCIPAL UNDERWRITER CONTROLS HAMLIN, IS CONTROLLED BY HAMLIN, OR IS UNDER COMMON CONTROL WITH HAMLIN.

     o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities shall be considered securities.

SOME COMMON EXAMPLES OF REPORTABLE SECURITIES INCLUDE BUT ARE NOT LIMITED TO COMMON STOCK, PREFERRED STOCK, CORPORATE BONDS, MUNICIPAL BONDS, OPTIONS ON SECURITIES, WARRANTS ON SECURITIES, FUTURES ON SECURITIES, ADRS, UNITS, CLOSED END FUNDS, ETFS, SHARES OF THE HAMLIN HIGH DIVIDEND EQUITY FUND, FOREIGN SECURITIES, AND PRIVATE SECURITIES SUCH AS INVESTMENTS IN THE EQUITY OF PRIVATE COMPANIES OR INVESTMENTS IN HEDGE FUNDS, PRIVATE EQUITY FUNDS, VENTURE CAPITAL FUNDS, OR REAL ESTATE FUNDS.

The number of outside accounts and the firms at which they are established will be subject to review and approval by the CCO.

EXEMPT TRANSACTIONS

The following transactions are considered exempt transactions and therefore do not require reporting under the Personal Security Transaction Policy:

     o Any holding or transaction in an account over which the Employee does not have any direct or indirect influence or control. For example, holdings or transactions in accounts managed by a third-party for which the Employee has absolutely no discretion may not be subject to reporting.

     o    Purchases that are part of an automatic investment plan(6).

     o    Transactions in securities that are not Reportable Securities.

From time to time, the Compliance Officer may exempt certain transactions on a fully documented trade-by-trade basis.

BLACKOUT PERIOD AND INAPPROPRIATE ADVANTAGE

The price paid or received by a Hamlin Client for any investment should not be affected by a buying or selling interest on the part of an Employee, or otherwise result in an inappropriate advantage to the Employee. Thus, to that end, no
Employee shall enter an order for the purchase or sale of a Reportable Security until after the Hamlin Client's order is executed or withdrawn. Hamlin shall maintain trade tickets that have been time stamped to ensure that Client orders are executed prior to those executed by Employees.

Please note that such restriction does not apply to any purchases or sales for any Client who pays a fee for Hamlin's services. Thus, Hamlin will trade on behalf of all of its Clients in the same manner, even if the Client is an Employee or is related to a Hamlin Employee or is an entity in which a Hamlin Employee has an equity interest (ie, affiliated private investment funds). Employees, who maintain fee paying accounts with Hamlin and trade alongside Hamlin's other fee paying Clients, may obtain a more favorable price on a securities transactions due to the timing of the transaction. Hamlin will monitor trading of Employee managed accounts that are not aggregated with other Client accounts and determine whether Clients are treated fairly and equitably in connection with those purchases and sales.

----------
(6) "AUTOMATIC INVESTMENT PLAN" MEANS A PROGRAM IN WHICH REGULAR PERIODIC PURCHASES (OR WITHDRAWALS) ARE MADE AUTOMATICALLY IN (OR FROM) INVESTMENT ACCOUNTS IN ACCORDANCE WITH A PREDETERMINED SCHEDULE AND ALLOCATION. AN AUTOMATIC INVESTMENT PLAN INCLUDES A DIVIDEND REINVESTMENT PLAN.

SHORT-TERM TRADING BAN

Although not specifically prohibited, Hamlin discourages Employees from profiting in the purchase and sale, or sale and purchase, of any security, with the exception of registered mutual fund, within sixty (60) calendar days, whether or not the security is also held by a Hamlin Client. This provision is designed to prohibit potential scalping and front running and to minimize the possibility that an Employee will attempt to capitalize inappropriately on the market impact of trades in securities that may be held by a Hamlin Client. Any profits realized by an Employee on any inadvertent short-term trades may be required to be disgorged after review by the Compliance Officer.

Any investment by an employee or its household members in a Reportable Fund, is subject to the excessive trading restrictions in the prospectus. The Hamlin High Dividend Equity Fund(7) has a restriction on the buy-sell-buy of the fund by shareholders. Employees are required to ensure that their transactions in the Reportable Fund are in compliance with the stated disclosures in the prospectus. Hamlin generally does not permit any waivers to the Reportable Fund's trading restriction to any employee or household member, and no employee is permitted to grant any waiver to any shareholder. Any waivers to the Fund's excessive trading policy is required to be reported to the Fund's CCO.

DISCLOSURE OF INTERESTED TRANSACTIONS

No Employee shall recommend any transactions with respect to a Reportable Security by a Hamlin Client without first disclosing his or her interest, if any, in such Reportable Securities or the issuer thereof, including without limitation:

     o Any direct or indirect Beneficial Ownership of any Reportable Securities of such issuer.

     o Any contemplated transaction by such Employee in such Reportable Securities.

     o Any position with the issuer of the Reportable Securities or its affiliates.

     o Any present or proposed business relationship between the issuer of the Reportable Securities or its affiliates and such Employee or any entity in which such Employee has a significant interest.

PRE-CLEARANCE REQUIREMENTS

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering(8) or initial public offering ("IPO") without first obtaining prior approval of the Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security.

In addition to IPOs and limited offerings, any employee intending to conduct a Reportable Security transaction at a third party financial institution (i.e., other than Hamlin) must receive pre-approval by one of the following: Head Trader, Portfolio Manager, CEO, or CCO by completing the Trade Approval Form APPENDIX D. Once pre-clearance is granted it shall only be valid until the end of the trading day.

REPORTING REQUIREMENTS

----------
(7) PLEASE NOTE THE FUND HAS A ROUND TRIP PROVISION "SHAREHOLDERS ARE RESTRICTED FROM MAKING MORE THAN 1 "ROUND TRIP" INTO OR OUT OF THE FUND OVER ANY ROLLING 90 DAY PERIOD"
(8) THE TERM "LIMITED OFFERING" IS DEFINED AS AN OFFERING THAT IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 PURSUANT TO SECTION 4(2) OR
SECTION 4(6) OR PURSUANT TO RULES 504,505, OR 506 OF REGULATION D. THE TERM "INITIAL PUBLIC OFFERING" MEANS AN OFFERING OF SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933, THE ISSUER OF WHICH, IMMEDIATELY BEFORE THE REGISTRATION, WAS NOT SUBJECT TO THE REPORTING REQUIREMENTS OF SECTIONS 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.

In order to provide Hamlin with information to enable it to determine with reasonable assurance any indications of
"scalping", "front-running" or the appearance of a conflict of interest with the trading by Hamlin clients, each Employee of Hamlin shall submit the following reports in the forms attached hereto to the Compliance Officer showing all transactions in Reportable Securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership except for exempt transactions listed in the section above entitled EXEMPT TRANSACTIONS.

QUARTERLY TRANSACTION REPORTS

Employees shall be required to instruct their broker-dealers to send to Hamlin duplicate broker trade confirmations and/or account statements of the Employee which must be received by the Compliance Officer, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee's Reportable Security trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions must be reported separately on the Quarterly Transaction Report provided in APPENDIX E. The Quarterly Transaction Reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(9):
(a) the date of the transaction,the title, and as applicable the exchange ticker symbol or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved; (b) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and the date that the report is submitted. In lieu of entering in all Reportable Security holdings, Employees may provide a copy of custodial statements.

In addition, Employees must report, at least quarterly to the CCO, the name of any broker, dealer or bank with which the access person opens an account in which any securities are held for the direct or indirect benefit of the employee in which they may effect transactions in any Reportable Security.

EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT REPORTABLE
SECURITYTRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE OR CONTROL.

INITIAL AND ANNUAL HOLDINGS REPORTS

New Hamlin Employees are required to report all of their Reportable Accounts and Reportable Securities not later than 10 days after the commencement of their employment (See APPENDIX F for a copy of the Initial Holdings Report). In lieu of entering in all Reportable Security holdings, Employees may provide a copy of custodial statements. The Initial Holdings Report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.


Existing Employees are required to provide Hamlin with a complete list of Reportable Accounts and Reportable Securities holdings on an annual basis, or on or before February 14(th) (as determined by Hamlin) of each year. The report must be current as of December 31(st) , which is a date no more than 45 days from the final date the report is due to be

----------
(9) "BENEFICIAL OWNERSHIP," AS SET FORTH UNDER RULE 16A-1(A)(2), DETERMINES WHETHER A PERSON IS SUBJECT TO THE PROVISION OF SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934, AND THE RULES AND REGULATIONS THEREUNDER, WHICH GENERALLY ENCOMPASSES THOSE SITUATIONS IN WHICH THE BENEFICIAL OWNER HAS THE RIGHT TO ENJOY SOME DIRECT OR INDIRECT "PECUNIARY INTEREST" (I.E., SOME ECONOMIC BENEFIT) FROM THE OWNERSHIP OF A SECURITY. THIS MAY ALSO INCLUDE SECURITIES HELD BY MEMBERS OF AN EMPLOYEE'S IMMEDIATE FAMILY SHARING THE SAME HOUSEHOLD; PROVIDED HOWEVER, THIS PRESUMPTION MAY BE REBUTTED. THE TERM IMMEDIATE FAMILY MEANS ANY CHILD, STEPCHILD, GRANDCHILD, PARENT, STEPPARENT, GRANDPARENT, SPOUSE, SIBLING, MOTHER-IN-LAW, FATHER-IN-LAW, SON-IN-LAW, DAUGHTER-IN-LAW, BROTHER-IN-LAW, OR SISTER-IN-LAW AND INCLUDES ADOPTIVE RELATIONSHIPS. ANY REPORT OF BENEFICIAL OWNERSHIP REQUIRED THEREUNDER SHALL NOT BE CONSTRUED AS AN ADMISSION THAT THE PERSON MAKING THE REPORT HAS ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE COVERED SECURITIES TO WHICH THE REPORT RELATES.

submitted (see APPENDIX G for a copy of the Annual Holdings Report). In lieu of entering in all Reportable Security holdings, Employees provide a copy of custodial statements in lieu of the Annual Holdings Report.

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

EMPLOYEES ARE REMINDED THAT ANY ACCOUNT HOLDING ANY SECURITY IN WHICH AN EMPLOYEE HAS BENEFICIAL OWNERSHIP MUST BE REPORTED ON THE INITIAL AND ANNUAL HOLDINGS REPORT, EVEN IF SUCH ACCOUNT DOES NOT HOLD ANY REPORTABLE SECURITY HOLDINGS (E.G., ACCOUNT HOLDING ONLY TREASURIES OR OPEN END MUTUAL FUNDS).

DUPLICATE COPIES

A form brokerage letter is attached to this Policy as APPENDIX H. In order to help ensure that duplicate brokerage confirmations are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter to each bank, broker or dealer maintaining an account on behalf of the Employee.

TRADING AND REVIEW

Hamlin shall review any brokerage statements and confirmations provided to the Company for any Employee personal accounts.

ACA performs a post-trade review of the activity in Employee personal accounts managed by Hamlin. Specifically,
Hamlin provides all of its Clients' trading activity, including those Clients that are also Employees, to ACA in an aggregated electronic download on a periodic basis. ACA compares trades in Employee managed accounts to the transactions in all other Clients' accounts in order to identify potential conflicts. Periodic reports are issued by ACA to Hamlin regarding its review and follow-up for determination of whether such transactions identified by ACA are fair and equitable transactions. Hamlin shall review any brokerage statements and confirmations provided to the Company for any Employee personal accounts that are not also considered Client accounts.

The reason for the development of a post transaction review process is to ensure that Hamlin has developed procedures to supervise the activities of its associated persons. The comparison of Employee trades to those of advisory clients may identify potential conflicts of interest or the appearance of a potential conflict.

If Hamlin discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Compliance Officer and Chief Executive Officer to review the facts surrounding the transactions. This meeting shall help Hamlin to determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

Hamlin takes the potential for conflicts of interest caused by personal investing very seriously. As such, Hamlin requires its Employees to promptly report any violations of the Code of Conduct and Ethics to the CCO. Hamlin's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Conduct and Ethics.

HAMLIN HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE
SEVERE ACTION THAN SET FORTH BELOW. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL

REPORTS OF CODE OF CONDUCT AND ETHICS VIOLATIONS WILL BE TREATED AS BEING MADE ON AN ANONYMOUS BASIS.

If any violation of Hamlin's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he/she deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

HARDSHIP TRANSACTIONS

Employees might need to conduct transactions in their accounts and withdraw funds due to an immediate financial need. In the event an employee needs to conduct transactions in their account in a manner that might be against Firm policy, the CEO, COO and CCO will review the proposed transaction. The employee will have to provide a written explanation as to the purpose of the transaction. All supporting documentation and approval/denials will be retained by the CCO.

CONTRACT AND TEMPORARY EMPLOYEES

Depending on the situation and at the CCO's discretion, contract and temporary employees might be asked to provide personal holding statements. The CCO will retain all documentation necessary to monitor the contract or temporary employees personal securities transactions.

DISCLOSURE

Hamlin shall describe its Code of Conduct and Ethics to clients in Part 2 of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for Hamlin's Code of Conduct and Ethics shall be directed to the Compliance Officer.

RECORDKEEPING

Hamlin shall maintain records in the manner and to the extent set forth below. Records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or Hamlin's management.

     o A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or within the past five years was, an Employee of Hamlin.

     o A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any security requiring preclearance (IPOs and limited offerings) by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Personal Security Transaction Policy. All questions regarding the policy should be directed to the Compliance Officer.

V: INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, Hamlin has instituted procedures to prevent the misuse of nonpublic information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or

     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     o Communicating material non-public information to others in breach of a fiduciary duty.

Hamlin's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the Compliance
Officer and/or Chief Executive Officer.

WHOM DOES THE POLICY COVER?

This policy covers all of Hamlin's Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material". Please note that this is not an all-inclusive list:

     o    Dividend or earnings announcements

     o    Write-downs or write-offs of assets

     o    Additions to reserves for bad debts or contingent liabilities

     o    Expansion or curtailment of company or major division operations

     o    Merger, joint venture announcements

     o    New product/service announcements

     o    Discovery or research developments

     o    Criminal, civil and government investigations and indictments

     o    Pending labor disputes

     o    Debt service or liquidity problems

     o    Bankruptcy or insolvency problems

     o    Tender offers, stock repurchase plans, etc.

     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may effect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Hamlin's Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the Compliance Officer and Chief Executive Officer as soon as possible. From this point, the Employee, Compliance Officer and Chief Executive Officer will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non- public information about the company.

     o    Shall abide by the Firm's restricted and Watchlist policies.

     o Shall not engage in securities transactions of any company, except in accordance with Hamlin's Personal Security Transaction Policy and the securities laws.

     o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

     o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

     o Shall immediately report the potential receipt of non-public information to the Compliance Officer and Chief Executive Officer.

     o Shall not proceed with any research, trading, etc. until the Compliance Officer and Chief Executive Officer inform the Employee of the appropriate course of action.

PAYING INDUSTRY EXPERTS FOR RESEARCH

Employees may not consult with paid industry experts as part of the Company's research process without prior approval from the CCO. Before approving any conversations arranged by expert networks, the CCO will obtain and review the relevant company's policies prohibiting experts from disclosing Material Non-Public Information.

MEETINGS WITH COMPANY MANAGEMENT

Employees should be mindful of the risk of receiving Material Non-Public Information when interacting with insiders, such as when speaking with management at companies in which Hamlin invests client assets. Employees must immediately report the potential receipt of non-public information to the CCO and Chief Executive Officer.

COMMUNICATION GUIDELINES WITH HAMLIN CAPITAL ADVISORS, LLC

Hamlin is affiliated with HCA, a registered municipal advisor, through common ownership. HCA will principally advise obligors on the structure, timing and terms of bond financing, while Hamlin will sometimes invest in the bonds of obligors that HCA is advising. As a result, Hamlin and HCA both must be continuously aware of close but different roles in this market, fiduciary duties to clients and the actual and potential conflicts of interest in businesses. HCA and Hamlin have implemented polices to ensure there are no violations of securities law by employees.

GENERAL RESPONSIBILITIES

HCA and Hamlin must be continually aware of its responsibilities as a municipal and investment adviser. In doing so HCA and Hamlin may have a free and open dialogue regarding the taxoexempt financing markets at all times, as this information is not client related and publicly available. HCA/Hamlin employees will abide by the Restricted and Watchlist policies notes in this manual.

CONFIDENTIALITY

Employees are prohibited from discussing any potential or existing transactional information, especially proprietary or non-public information with HCA. Employees are prohibited from soliciting non-public information from HCA, including non-public information related to municipal entities. Employees must immediately report the potential receipt of non-public information from HCA to the CCO.

ADVISORY AGREEMENTS

Limited and General Advisory Engagements are executed by HCA with Obligors. In certain situations, Hamlin is the proposed bond purchaser. Once securities of the Obligor are placed on the Restricted List, no HCA/Hamlin employee can discuss the obligor with anyone outside their respective Firms, except as permitted by the Obligor. All internal communications regarding the matter should be limited to a need to know basis. However, once a term sheet for an Obligor has been received by Hamlin from an underwriter, Hamlin and HCA employees who are directly involved may communicate regarding the Obligor for the purpose of executing the proposed transaction. Communication should be limited to only those Hamlin and HCA employees that "need to know".

MONITORING

The CCO, on a periodic basis, will conduct targeted reviews of electronic communications of employees. Also, as a part of their quarterly attestations, employees are required to attest that there has been no trading in securities on the Restricted List

VIOLATIONS

The CCO and the Fixed Income Portfolio Manager are responsible for ensuring compliance with these procedures. Any potential violations of these procedures detected must be immediately reported the CCO.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Insider Trading Policy. All questions regarding the policy should be directed to the Compliance Officer.

VI: SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

POLICIES AND PROCEDURES

Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing a Request for Outside Activity APPENDIX I. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Hamlin may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of Hamlin can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between Hamlin and the outside organization, and that the Employee does not communicate such information to other Hamlin Employees in violation of the information barrier.

Similarly, Hamlin may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire Hamlin.

Hamlin Employees are prohibited from engaging in such outside activities without the prior written approval from the Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part 2 of Form ADV.

GENERAL LIMITATIONS

As a general rule, employees should conduct outside business activities away from Firm premises and outside of normal hours of business. Employees may not participate in outside activities that expose the Firm to reputational risk.

In connection with an outside activity, employees may NOT:

     o Act in a manner that poses or appears to pose a conflict of interest with the interests of the Firm or its clients, or that may have the potential to cause confusion to Firm clients or the public relating to the capacity in which the employee is participating. Employees must make it clear that their outside activities are in no way related to their duties at the firm.

     o Use the Firm's name, stationary, marketing materials, computers, fax machines or other equipment. Use the Firm's e-mail system for outside activities should be limited to administrative tasks, including meeting coordination or other arrangements. E-mail signatures should not include Firm's logo or name.

     o Use confidential, proprietary or "For internal Use Only" Firm information or client information.

     o Make specific investment recommendations, or receive any compensation, directly or indirectly, for any investment account established by the outside entity or for the solicitation of securities of the entity.

     o Solicit Firm clients, potential clients, employees or the public to invest in the outside entity, including discussing the investment merits of the entity or mentioning that the employee has made an investment in the entity.

     o Pool funds with a client or otherwise seek funding from any Firm clients in connection with the entity.

NOTIFICATION OBLIGATIONS OF EMPLOYEES

With regard to all outside activities noted above, it is the employee's obligation to immediately notify the Compliance

Officer and seek new approval if:

     o    There is a substantial change in the scope or nature of the activity.

     o There is substantial deterioration in the financial condition of the entity with which the employee is associated.

     o The employee becomes aware of a potential conflict with the employee's duties to the Firm or its clients or between the Firm and its clients.

     o The employee becomes aware of the potential for any legal liability or regulatory risk to arise.

     o    The employee ceases the outside activity.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Officers, Trustees, and Directors of Outside Organizations Policy. All questions regarding the policy should be directed to the Compliance Officer.

VII: GIFTS AND ENTERTAINMENT

OVERVIEW

Giving and receiving gifts or business entertainment can be part of ordinary business dealings, but can also contravene applicable laws or regulations, reflect unfair business practices, constitute unethical behavior, have the appearance of impropriety, or create a conflict of interest.

No employee may give or receive a gift or provide business entertainment which might create a conflict of interest, constitute an improper inducement, or violate applicable laws regulations or Firm policies. Gifts and business entertainment may be accepted, may be provided to or accepted from clients, vendors, suppliers or other third parties, only if the gift or business entertainment:

     o Does not create a conflict of interest or the appearance of a conflict of interest. o Does not constitute nor is intended as an inducement to obtain or retain business.

     o Is not prohibited under applicable law, regulations or Hamlin's policies.

     o Is not prohibited under the Anti-Bribery and Corruption policy noted in the Regulatory Compliance Manual.

     o    Does not present a reputational risk.

     o    Is preceded by all necessary approvals

Under no circumstances are employees permitted to contribute their own personal funds in order to exceed any of the prohibitions or limits described in this policy.

Personal gifts unrelated to the business of Hamlin and made in a private capacity are permitted provided that Hamlin does not pay for the gift directly or indirectly. Additionally, personal gifts between employees should not be linked in any way to achieving any revenue generating event that could otherwise appear to be in lieu of compensation. Personal Gifts involving Public Officials, Covered Union Officials or ERISA Plan Fiduciaries and Clients are subject to additional restrictions.

POLICIES AND PROCEDURES RELATED TO GIFTS

A gift is anything of value. It does not include business entertainment (see section below for business entertainment).
No gift exceeding an aggregate of $100 per person, per year, may be given or received from (directly or indirectly) any:

     o    Client or individual associated with a client.

     o    Employee of a securities firm or financial institution.

     o    Member of news or financial information media.

Employees are prohibited from giving or accepting cash gifts relating in any way to their activities on behalf of the Firm. If an employee becomes aware that they have received/given a gift that alone or in aggregate is over $100 for a calendar year a Gifts and Entertainment Report APPENDIX J must be completed and submitted to the CCO immediately.

PROMOTIONAL OR BRANDED MERCHANDISE

Promotional merchandise of nominal value (pens, mugs, t-shirts) may be given to individuals outside the Firm. Similar merchandise may be received from vendors as may be ordinary and usual and cost less than $100. However, special restrictions apply for Public Officials, Covered Union Officials and ERISA Plan Fiduciaries and clients.

CHARITABLE DONATIONS

Hamlin and its employees are permitted to make charitable donations as long as it does not create a conflict of interest, impropriety or undue influence. All donations made on behalf of Hamlin or to clients who are charitable organizations, must be approved by the CCO prior to the donation. Employees must complete APPENDIX K Charitable Donation Request Form.

POLICIES AND PROCEDURES RELATING TO BUSINESS ENTERTAINMENT

Business entertainment includes meals refreshments, travel, and lodging, sports events, tickets to charitable dinners or musical events or other forms of meals and entertainment provided either by third parties or provided by the Firm to third parties. Business entertainment is permissible provided that:

     o The entertainment is neither so frequent or extravagant as to raise the question of impropriety.

     o    The person providing the entertainment is present.

Please note other restrictions apply when it comes to Public Officials, Covered Union Officials, and ERISA Plan Fiduciaries and Clients and Union Related Charities.

Firm employees may accept business entertainment as long as the giving party is present and that the entertainment is neither lavish nor so frequent that it would create the appearance of an impropriety. Employees can participate in these types of events subject to the following limitations:

     o If the cost of the entertainment exceeds $500 in total per employee, per event, the CCO needs to pre-approve the entertainment.

     o If the aggregate value of such entertainment for each employee exceeds $1,000 per vendor, per year the CCO and CEO need to pre-approve the events.

All requests for pre-approval should be made via the Gifts and Entertainment Report APPENDIX J. Employees must uphold the Code of Conduct and Ethics when selecting a venue for the type of entertainment offered or received. Please note other restrictions apply when it comes to Public Officials, Covered Union Officials and Union Related Charities.

NON-FAMILY BEQUESTS FROM CLIENTS

If an employee becomes aware of being named by a non-family client or former client, the CCO should be notified immediately.

SPECIAL RESTRICTIONS FOR PUBLIC OFFICIALS

The prior approval of the CCO is required before giving or receiving any gift (OF ANY AMOUNT) or providing or receiving any business entertainment (of any value) to, from or involving any Public Official as defined below:

A Public Official refers to any elected or appointed official, officer or employee at any level of, or other person acting in an official capacity for any:

     o    Local, regional, or national government.

     o    Agency, department or instrumentality of a government.

     o Entity more than 25% owned or controlled by any of the forgoing, including central banks, sovereign wealth funds, and any business venture that is owned or controlled by a government entity.

     o    Political or party official.

     o    Public international organization (World Bank, United Nations, etc.).

     o    Judicial official or employee.

     o    Candidate for public office.

     o Body which exercises any regulatory oversight over Hamlin . o Members of a royal family.

     o Where known, close family members or close associates of any persons falling into any of the above categories.

All requests for pre-approval should be made via the Gifts and Entertainment Report APPENDIX J.

SPECIAL RESTRICTIONS FOR COVERED UNION OFFICIALS

For the purpose of this policy, "Covered Union Officials" include any officer, agent, shop steward, employee or other union representative or union appointed trustee of a union, or a pension or other benefit plan sponsored or cosponsored by a union ("union plan"). Covered Union Officials are persons employed directly by the union, and do not include those who are simply union members. Management trustees of union plans are also not considered "Covered
Union Officials".

Providing gifts and entertainment (of any amount) to or involving any Covered Union Official (including relatives, friends, and social acquaintances) who the employee knows to be a client or prospect of the Firm is PROHIBITED.

Any gifts or payments of any value to a charity that is affiliated with and/or controlled by a union are prohibited.

SPECIAL RESTRICTIONS FOR ERISA PLAN FIDUCIARIES AND CLIENTS

The prior approval of the CCO is required before giving or receiving any gift (OF ANY AMOUNT) or providing or receiving any business entertainment (of any value) to, from or involving any ERISA plan fiduciary or client.

Any gift or entertainment involving a covered union official in excess $250 of per fiscal year must be reported to the Department of Labor Form LM-10. Additionally, it could subject the Firm and/or its employees to IRS Form 5550 Schedule C disclosure requirements.

All requests for pre-approval should be made via the Gifts and Entertainment Report APPENDIX J.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Gifts and Entertainment Policy. All questions regarding the policy should be directed to the CCO. Additionally, on a periodic basis, the CCO will send out a questionnaire to all employees pertaining to gifts and entertainment.

                                  APPENDICIES

--------------------------------------------------------------------------------
#   TITLE                                             DOCUMENT
--------------------------------------------------------------------------------
A   Annual Compliance Questionnaire
                                                      Appendix A -
                                                      ANNUAL COMPLIANC
--------------------------------------------------------------------------------
B   Quarterly Compliance Questionnaire
                                                      Quarterly
                                                      Questionnaire v1016

                                                      MF Quarterly
                                                      Questionnaire v1016
--------------------------------------------------------------------------------
C   Restricted List Questionnaire
                                                      Appendix C -
                                                      Restricted List Questi
--------------------------------------------------------------------------------
D   Trade Approval Form
                                                      Appendix D - Trade
                                                      Approval Form v0809
--------------------------------------------------------------------------------
E   Quarterly Securities Transaction Report
                                                      Appendix E -
                                                      Quarterly Securities T
--------------------------------------------------------------------------------
F   Initial Holdings Report
                                                      Appendix F - Inital
                                                      Holdings Report v080
--------------------------------------------------------------------------------
G   Annual Holdings Report
                                                      Appendix G - Annual
                                                      Holdings Report v080
--------------------------------------------------------------------------------
H   Brokerage Letter
                                                      Appendix H -
                                                      Brokerage Letter v08
--------------------------------------------------------------------------------
I   Request for Outside Activity
                                                      Appendix I - Request
                                                      for Outside Activity v
--------------------------------------------------------------------------------
J   Gifts and Entertainment Report
                                                      Appendix J - Gift and
                                                      Entertainment Report
--------------------------------------------------------------------------------
K   Charitable Donation Request Form
                                                      Appendix K -
                                                      Charitable Contributi
--------------------------------------------------------------------------------